UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 28, 2022

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the acquisition by Wheeler Real Estate Investment Trust, Inc. (the “Company” or “WHLR”) of Cedar Realty Trust, Inc. that was consummated on August 22, 2022, the Company guaranteed the indebtedness secured to finance such acquisition.

On October 28, such indebtedness was refinanced by certain of the Company’s subsidiaries. Wheeler REIT, L.P., the Company’s operating partnership (the “Operating Partnership”), provided a guarantee in connection therewith.

The details of such indebtedness refinance are as follows:

On October 28, 2022, Cedar Brickyard, LLC, Cedar Brickyard II, LLC, Cedar-Fairview Commons, LLC, Cedar-Gold Star Plaza, LLC, Cedar Golden Triangle, LLC, Cedar Hamburg, LLC, Pine Grove Plaza Associates, LLC, Cedar Southington Plaza, LLC, Cedar-Trexler, LLC, Washington Center L.L.C. 1, Greentree Road, L.L.C. 1, Cedar-PC Plaza, LLC, and Cedar-PC Annex, LLC, each a Delaware limited liability company (collectively, the “Borrower”) and wholly owned indirect subsidiary of the Company and the Operating Partnership, entered into a Term Loan Agreement (the “Loan Agreement”) with Guggenheim Real Estate, LLC, a Delaware limited liability company (the “Lender”).

Under the Loan Agreement, the Lender agreed to make a term loan to the Borrower in the principal amount of $110,000,000 (the “Loan”), with a scheduled maturity date of November 10, 2032 (such date, or any earlier date on which the entire Loan is required to be paid in full by acceleration or otherwise, the “Maturity Date”). The Loan will accrue interest at a fixed rate of 5.25%. Interest on the principal balance of the Loan will accrue from and after the date of the Loan Agreement until the obligations under the Loan Agreement are paid in full. On the date of the Loan Agreement, Borrower paid interest in advance for the period commencing on the date of the Loan Agreement and ending November 9, 2022. Commencing on December 10, 2027, and continuing until the Maturity Date, the Borrower will pay to the Lender equal monthly installments of principal.

The obligations of the Borrower under the Loan Agreement are secured by customary mortgage-level collateral.

Under the Loan Agreement, the Borrower is subject to certain financial covenants that require, among other things, that the Borrower cause the Operating Partnership to maintain throughout the term of the Loan a consolidated net worth of not less than $110,000,000, and minimum liquidity of $6,000,000.

The Borrower shall use the proceeds of the Loan to refinance the real properties owned by the Borrower, to pay various operating expenses and other charges in compliance with the Loan Agreement, to make enumerated deposits into various reserve funds established by the Loan Agreement, to pay customary closing costs and expenses associated with the Loan, to fund certain working capital requirements associated with the real properties owned by the Borrower, and distribute the balance, if any, to the Borrower.

The Operating Partnership serves as guarantor on the Loan for the purpose of indemnifying the Lender for certain bad acts and liabilities and guaranteeing the payment of the Loan in the event of certain other bad acts pursuant to the Limited Recourse Indemnity Agreement made by the Operating Partnership in favor of the Lender as of October 28, 2022 (the “Indemnity Agreement”).

There is no material relationship between the Company and its affiliates and the Lender and its affiliates.

The foregoing description of the Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Limited Recourse Indemnity Agreement made by Wheeler REIT, L.P. in favor of Guggenheim Real Estate, LLC as of October 28, 2022.*
10.2	Term Loan Agreement dated October 28, 2022, between Guggenheim Real Estate LLC and the Borrowers party thereto*.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted exhibit to the SEC upon request by the SEC.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2022

Wheeler Real Estate Investment Trust, Inc.

	By:	/s/ M. Andrew Franklin
		Name:	M. Andrew Franklin
		Title:	Chief Executive Officer and President

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